                                IMAGEX.COM, INC.

                    AMENDED AND RESTATED 1996 STOCK INCENTIVE

                                COMPENSATION PLAN
                        (AS RESTATED ON APRIL 21, 1999)

                               SECTION 1. PURPOSE

         The purpose of the ImageX.com, Inc. Amended and Restated 1996 Stock Incentive Compensation Plan (the "Plan") is to enhance the long-term shareholder value of ImageX.com, Inc., a Washington corporation (the "Company"), by offering opportunities to selected persons to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries (as defined in Section 2) and to acquire and maintain stock ownership in the Company.

                             SECTION 2. DEFINITIONS

         For purposes of the Plan, the following terms shall be defined as set forth below:

2.1      AWARD

         "Award" means an award or grant made pursuant to the Plan, including, without limitation, awards or grants of Options and Stock Awards, or any combination of the foregoing.

2.2      BOARD

         "Board" means the Board of Directors of the Company.

2.3      CAUSE

         "Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.4      CODE

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.5      COMMON STOCK

         "Common Stock" means the common stock, par value $0.01 per share, of the Company.

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2.6      CORPORATE TRANSACTION

         "Corporate Transaction" means any of the following events:

                  (a) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than 50% of the outstanding voting securities of the surviving corporation;

                  (b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation (as the term "subsidiary corporation" is defined in Section 8.3) of the Company;

                  (c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company; or

                  (d) Acquisition by a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act of a majority or more of the Company's outstanding voting securities (whether directly or indirectly, beneficially or of record). Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

2.7      DISABILITY

         "Disability," unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Holder that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Holder to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Subsidiary and to be engaged in any substantial gainful activity.

2.8      EARLY RETIREMENT

         "Early Retirement" means early retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.9      EXCHANGE ACT

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.10     FAIR MARKET VALUE

         "Fair Market Value" shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the average of the high and


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low per share sales prices for the Common Stock as reported by the Nasdaq
National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the average of the high and low per share sales prices for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

2.11     GOOD REASON

         "Good Reason" means the occurrence of any of the following events or conditions and the failure of the Successor Corporation to cure such event or condition within 30 days after receipt of written notice from the Holder:

                  (a) a change in the Holder's status, title, position or responsibilities (including reporting responsibilities) that, in the Holder's reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Holder of any duties or responsibilities that, in the Holder's reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of the Holder from or failure to reappoint or reelect the Holder to any of such positions, except in connection with the termination of the Holder's employment for Cause, for Disability or as a result of his or her death, or by the Holder other than for Good Reason;

                  (b) a reduction in the Holder's annual base salary;

                  (c) the Successor Corporation's requiring the Holder (without the Holder's consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Successor Corporation's business that is not materially greater than such travel requirements prior to the Corporate Transaction;

                  (d) the Successor Corporation's failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Holder was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Holder with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction;

                  (e) any material breach by the Successor Corporation of its obligations to the Holder under the Plan or any substantially equivalent plan of the Successor Corporation; or

                  (f) any purported termination of the Holder's employment or service for Cause by the Successor Corporation that does not comply with the terms of the Plan or any substantially equivalent plan of the Successor Corporation.


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

2.12     GRANT DATE

         "Grant Date" means the date the Plan Administrator completes the corporate action relating to the grant of an Award and all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

2.13     HOLDER

         "Holder" means: (a) the person to whom an Award is granted; (b) for a Holder who has died, the personal representative of the Holder's estate, the person(s) to whom the Holder's rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 10; or (c) the person(s) to whom an Award has been transferred in accordance with Section 10.

2.14     INCENTIVE STOCK OPTION

         "Incentive Stock Option" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

2.15     NONQUALIFIED STOCK OPTION

         "Nonqualified Stock Option" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

2.16     OPTION

         "Option" means the right to purchase Common Stock granted under
Section 7.

2.17     OPTION TERM

         "Option Term" has the meanin set forth in Section 7.3.

2.18     PLAN ADMINISTRATOR

         "Plan Administrator" means the Board or any committee or committees designated by the Board or any person to whom the Board has delegated authority to administer the Plan under Section 3.1.

2.19     RETIREMENT

         "Retirement" means retirement as of the individual's normal retirement date under the Company's 401(k) Plan or other similar successor plan applicable to salaried employees, unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan.

                                     -4-

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2.20     SECURITIES ACT

         "Securities Act" means the Securities Act of 1933, as amended.

2.21     STOCK AWARD

         "Stock Award" means shares of Common Stock or units denominated in Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

2.22     SUBSIDIARY

         "Subsidiary," except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

2.23     SUCCESSOR CORPORATION

         "Successor Corporation" has the meaning set forth under Section 11.2.

2.24     TERMINATION DATE

         "Termination Date" has the meaning set forth in Section 7.6.

                            SECTION 3. ADMINISTRATION

3.1      PLAN ADMINISTRATOR

         The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (a "Plan Administrator"). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize the Chief Executive Officer or President of the Company to grant Awards to employees of the Company, within limits specifically prescribed by the Board.


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

3.2      ADMINISTRATION AND INTERPRETATION BY THE PLAN ADMINISTRATOR

         Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument evidencing the Award and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

                      SECTION 4. STOCK SUBJECT TO THE PLAN

4.1      AUTHORIZED NUMBER OF SHARES

         Subject to adjustment from time to time as provided in Section 11.1, the maximum number of shares of Common Stock that shall be available for issuance under the Plan shall be:

         (a)      2,800,000 shares plus

         (b) an annual increase to be added on the first day of the Company's fiscal year beginning in 2001 equal to the lesser of (i) 1,000,000 shares and (ii) 5% of the adjusted average common shares outstanding of the Company used to calculate fully diluted earnings per share as reported in the annual report to shareholders for the preceding year, or (iii) a lesser amount determined by the Board; provided, however, that any shares from any such increases in previous years that are not actually issued shall be added to the aggregate number of shares available for issuance under the Plan.(1)

         Shares issued under the Plan shall be drawn from authorized and unissued shares or shares subsequently acquired by the Company.

4.2      REUSE OF SHARES

         Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares) shall again be available for issuance in connection with future grants of Awards under the Plan.

----------

   (1) Share numbers adjusted to reflect the 1:2 reverse stock split approved by the Board on June 16, 1999.

                             SECTION 5. ELIGIBILITY

         Awards may be granted under the Plan to those officers, directors and employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries; provided, however, that such individuals render bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

                                SECTION 6. AWARDS

6.1      FORM AND GRANT OF AWARDS

         The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options and Stock Awards. Awards may be granted singly or in combination.

6.2      ACQUIRED COMPANY AWARDS

         Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Holders.

                          SECTION 7. AWARDS OF OPTIONS

7.1      GRANT OF OPTIONS

         The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2      OPTION EXERCISE PRICE

         The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common

Stock on the Grant Date with respect to Incentive Stock Options and not less than 85% of the Fair Market Value of the Common Stock on the Grant Date with respect to Nonqualified Stock Options. For Incentive Stock Options granted to a more than 10% shareholder, the Option exercise price shall be as specified in
Section 8.2.

7.3      TERM OF OPTIONS

         The term of each Option (the "Option Term") shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date. For Incentive Stock Options, the maximum Option Term shall be as specified in Sections 8.2 and 8.4.

7.4      EXERCISE OF OPTIONS

         The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:


      Period of Holder's Continuous Employment or
     Service With the Company or Its Subsidiaries                      Percent of Total Option
               From the Option Grant Date                            That Vests and Is Exercisable
     ---------------------------------------------------            -------------------------------
                       After 1 year                                               24%

          After each succeeding month thereafter                            An additional 2%

                      After 50 months                                             100%


         To the extent that an Option has vested and become exercisable, the Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Section 7.5. The Plan Administrator may determine at any time that an Option may not be exercised as to less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5      PAYMENT OF EXERCISE PRICE

         The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, in any combination of

         (a)    cash or check;

         (b) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price;

         (c)    if and so long as the Common Stock is registered under
Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; or

         (d)    such other consideration as the Plan Administrator may permit.

         In addition, to assist a Holder (including a Holder who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (i) the payment by a Holder of a full-recourse promissory note, (ii) the payment by the Holder of the purchase price, if any, of the Common Stock in installments, or (iii) the guarantee by the Company of a loan obtained by the Holder from a third party. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans, installment payments or loan guarantees, including the interest rate and terms of and security for repayment.

7.6      POST-TERMINATION EXERCISES

         The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

         (a) Any portion of an Option that is not vested and exercisable on the date of termination of the Holder's employment or service relationship (the "Termination Date") shall expire on such date.

         (b) Any portion of an Option that is vested and exercisable on the Termination Date shall expire upon the earliest to occur of

                  (i)      the last day of the Option Term;

                  (ii) if the Holder's Termination Date occurs for reasons other than Cause, death, Disability, Early Retirement at the Company's request or Retirement, the three-month anniversary of such Termination Date; and

                  (iii) if the Holder's Termination Date occurs by reason of death, Disability, Early Retirement at the Company's request or Retirement, the one-year anniversary of such Termination Date.

Notwithstanding the foregoing, if the Holder dies after the Termination Date while the Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Termination Date shall expire upon the earlier to occur of (y) the last day of the Option Term and (z) the first anniversary of the date of death, unless the Plan Administrator determines otherwise.

         Also notwithstanding the foregoing, in case of termination of the Holder's employment or service relationship for Cause, the Option shall automatically expire upon first notification to the Holder of such termination, unless the Plan Administrator determines otherwise. If a Holder's employment or service relationship with the Company is suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder's rights under any Option likewise shall be suspended during the period of investigation.

         A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services for purposes of this Section 7. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

            SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

         To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1      DOLLAR LIMITATION

         To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Holder holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2      MORE THAN TEN PERCENT SHAREHOLDERS

         If an individual owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the

Option Term shall not exceed five years. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.3      ELIGIBLE EMPLOYEES

         Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of
Section 422 of the Code.

8.4      TERM

         Subject to Section 8.2, the Option Term shall not exceed 10 years.

8.5      EXERCISABILITY

         An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Termination Date for reasons other than death or Disability,
(b) more than one year after the Termination Date by reason of Disability, or
(c) after the Holder has been on leave of absence for more than 90 days, unless the Holder's reemployment rights are guaranteed by statute or contract.

         For purposes of this Section 8.5, Disability shall mean "disability" as that term is defined for purposes of Section 422 of the Code.

8.6      TAXATION OF INCENTIVE STOCK OPTIONS

         In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Holder must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date of the Incentive Stock Option and one year from the date of exercise. A Holder may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Holder shall give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7      PROMISSORY NOTES

         The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

                             SECTION 9. STOCK AWARDS

9.1      GRANT OF STOCK AWARDS

         The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder's services.

9.2      ISSUANCE OF SHARES

         Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Holder's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Holder or, in the case of the Holder's death, to the personal representative of the Holder's estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.3      WAIVER OF RESTRICTIONS

         Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

                            SECTION 10. ASSIGNABILITY

         No Awards granted under the Plan may be assigned or transferred by the Holder other than by will or by the applicable laws of descent and distribution, and, during the Holder's lifetime, such Awards may be exercised only by the Holder. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder's death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

           SECTION 11. ADJUSTMENTS

11.1     ADJUSTMENT OF SHARES

         In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1, and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

11.2     CORPORATE TRANSACTION

         Except as otherwise provided in the instrument that evidences the Award, in the event of any Corporate Transaction, each Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested and exercisable, except that such acceleration shall not occur if, in the opinion of the Company's outside accountants, it would render unavailable "pooling of interest" accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment. Such Award shall not so accelerate, however, if and to the extent that (a) such Award is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the "Successor Corporation") or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation or (b) such Award is to be replaced with a cash incentive program of the Successor Corporation that preserves the spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Plan Administrator, and its determination shall be conclusive and binding. All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation. Any such Awards that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall be accelerated in the event that the Holder's employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Successor Corporation for Cause or by the Holder voluntarily without Good Reason.

11.3     FURTHER ADJUSTMENT OF AWARDS

         Subject to Section 11.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Holders, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Holders, to certain categories of Holders or only to individual Holders. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

11.4     LIMITATIONS

         The grant of Awards shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                             SECTION 12. WITHHOLDING

         The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Holder to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Holder an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Holder to the Company or a Subsidiary.

                SECTION 13. REPURCHASE AND FIRST REFUSAL RIGHTS

13.1     REPURCHASE RIGHTS

         The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock pursuant to the exercise of an Option. Should the Holder cease to be employed by or provide services to the Company, then all shares of Common Stock issued upon exercise of an Option which are unvested at the time of cessation of employment or services shall be subject to repurchase at the exercise price paid for such shares. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise) shall be established by the Plan
Administrator and set forth in the agreement evidencing such right.

         All of the Company's outstanding repurchase rights under this Section
13.1 shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (a) any such repurchase right is expressly assigned to the Successor Corporation in connection with the Corporate Transaction or (b) such termination is precluded by other limitation imposed by the Plan Administrator at the time the repurchase right is issued.

         The Plan Administrator shall have the discretionary authority, exercisable either before or after the Holder's cessation of employment or service, to cancel the Company's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Holder under an Option and thereby accelerate the vesting of such shares in whole or in part at any time.

13.2     FIRST REFUSAL RIGHTS

         Until the date on which the initial registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act first becomes effective, the Company shall have the right of first refusal with respect to any proposed sale or other disposition by the Holder of any shares of Common Stock issued pursuant to an Award granted under the Plan. Such right of first refusal shall be exercisable in accordance with the terms and conditions established by the Plan Administrator and set forth in an agreement evidencing such right of first refusal. Exercise of an Award shall be conditioned on the exercise by the Holder of such agreement, in such form as the Plan Administrator may prescribe, at or prior to the time of exercise of an Award.

                           SECTION 14. MARKET STANDOFF

         In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, a person shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters and agreed to by the Company's officers and directors with respect to their shares; provided, however, that in no event shall such period exceed 180 days. The limitations of this paragraph shall in all events terminate two years after the effective date of the Company's initial public offering. Holders of shares issued pursuant to an Award granted under the Plan shall be subject to the market standoff provisions of this paragraph only if the officers and directors of the Company are also subject to similar arrangements.

         In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Common Stock effected as a class without the Company's receipt of consideration, then any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section 14, to the same extent the purchased shares are at such time covered by such provisions.

         In order to enforce the limitations of this Section 14, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

                  SECTION 15. AMENDMENT AND TERMINATION OF PLAN

15.1     AMENDMENT OF PLAN

         The Plan may be amended only by the Board in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval shall be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan or that may be issued as Stock Awards, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation. Any amendment made to the Plan that would constitute a "modification" to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Holder, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

15.2     TERMINATION OF PLAN

     The Board may suspend or terminate the Plan at any time. Unless sooner terminated as provided herein, the plan shall terminate on April 21, 2009.

15.3     CONSENT OF HOLDER

         The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, impair or diminish any rights or obligations under any Award theretofore granted under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Holder, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 11 shall not be subject to these restrictions.

                               SECTION 16. GENERAL

16.1     AWARD AGREEMENTS

         Awards granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

16.2     CONTINUED EMPLOYMENT OR SERVICES; RIGHTS IN AWARDS

         None of the Plan, participation in the Plan or any action of the Plan Administrator taken under the Plan shall be construed as giving any person any right to continue in the employ of, or to continue any other relationship with, the Company or a Subsidiary or limit the Company's right to terminate a Holder's employment or services at any time, with or without Cause.

16.3     REGISTRATION

         The Company shall be under no obligation to any Holder to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

         Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

         As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require the Holder to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Holder's own account and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require such other action or agreement by the Holder as may from time to time be necessary to comply with the federal and state securities laws.

16.4     NO RIGHTS AS A SHAREHOLDER

         No Option or Stock Award denominated in units shall entitle the Holder to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

16.5     COMPLIANCE WITH LAWS AND REGULATIONS

         Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Holders who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Holders. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

16.6     NO TRUST OR FUND

         The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Holder, and no Holder shall have any rights that are greater than those of a general unsecured creditor of the Company.

16.7     SEVERABILITY

         If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

16.8     HOLDERS IN FOREIGN COUNTRIES

         The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Holders employed in such countries and to meet the objectives of the Plan.

16.9     APPENDIX PROVISIONS

         Persons who are residents of the state of California shall be subject to the additional terms and conditions set forth in Appendix A to the Plan.

                           SECTION 17. EFFECTIVE DATE

         The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption.

ORIGINALLY ADOPTED BY THE BOARD ON DECEMBER 20, 1996 AND APPROVED BY THE COMPANY'S SHAREHOLDERS ON DECEMBER 20, 1996. SEE ATTACHED LIST OF AMENDMENTS TO AND RESTATEMENTS OF THE PLAN SINCE IT WAS ORIGINALLY ADOPTED.

                                IMAGEX.COM, INC.
                                   APPENDIX A
                                       TO
                            1996 AMENDED AND RESTATED
                        STOCK INCENTIVE COMPENSATION PLAN
                            FOR CALIFORNIA RESIDENTS

         This Appendix to the ImageX.com, Inc. Amended and Restated 1996 Stock Incentive Compensation Plan (the "Plan") shall have application only to optionees who are residents of the State of California. NOTWITHSTANDING ANY PROVISION CONTAINED IN THE PLAN TO THE CONTRARY, THE FOLLOWING TERMS AND CONDITIONS SHALL APPLY TO ANY OPTIONS GRANTED UNDER THE PLAN TO RESIDENTS OF THE STATE OF CALIFORNIA, TO THE EXTENT STATED ABOVE AND REQUIRED BY APPLICABLE LAW:

         1. Nonqualified stock options shall have an exercise price that is not less than 85% of the fair value of the stock at the time the option is granted, as determined by the Board, except that the exercise price shall be 110% of the fair value in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations.

         2. Options shall have a term of not more than 10 years from the date the option is granted.

         3. Options shall be nontransferable other than by will or the laws of descent and distribution.

         4. Options shall become exercisable at the rate of at least 20% per year over 5 years from the date the option is granted, subject to reasonable conditions such as continued employment. However, in the case of an option granted to officers, directors or consultants of the Company or any of its affiliates, the option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company or any of its affiliates.

         5. Unless employment is terminated for "cause" as defined by the Plan, the right to exercise an option in the event of termination of employment, to the extent that the optionee is otherwise entitled to exercise on the date employment terminates, shall be:

            a. at least 6 months from the date of termination of employment if termination was caused by death or disability; and

            b. at least 30 days from the date of termination if termination of employment was caused by other than death or disability;

            c.    but in no event later than the remaining term of the option.

         6. No option may be granted to a resident of California more than ten years after the earlier of the date of adoption of the Plan and the date the Plan is approved by the shareholders.

         7. Any option exercised before shareholder approval is obtained shall be rescinded if shareholder approval is not obtained within 12 months before or after the Plan is adopted. Such shares shall not be counted in determining whether such approval is obtained.

         8. The Company shall provide annual financial statements of the Company to each California resident holding an outstanding option under the Plan. Such financial statements need not be audited and need not be issued to key employees whose duties at the Company assure them access to equivalent information.

         9. Any right of repurchase on behalf of the Company in the event of an optionee's termination of employment shall be at a purchase price which is (a) not less than the fair market value of the securities upon termination of employment, and the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of employment (or in the case of securities issued upon exercise of options after the date of termination, within 90 days after the date of the exercise), and the right shall terminate when the Company's securities become publicly traded; or (b) at the original purchase price, provided that the right to repurchase at the original purchase price lapses at the rate of at least 20% of the shares per year over 5 years from the date the option is granted (without respect to the date the option was exercised or became exercisable) and the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of employment (or in the case of securities issued upon exercise of options after the date of termination, within 90 days after the date of the exercise). In addition to the restrictions set forth in clauses (a) and (b), the securities held by an officer, director or consultant of the Company or an affiliate of the Company may be subject to additional or greater restrictions.


                    PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS

         Date of
         Adoption/                                                                                  Date of
        Amendment/                                            Effect of                            Shareholder
        Adjustment             Section                        Amendment                              Approval
      ------------------------------------------------------------------------------------------------------------

        12/20/96                  ---               1996 Stock Incentive Compensation Plan            12/20/96
                                                             adopted by the Board

        01/16/97              Section 7.4        Section 7.4 amended to provide for change in            N/A
                                                          Default Vesting Schedule.

        03/06/97             Amendment and       Plan amended and restated in its entirety to            N/A
                          restatement of Plan   read as set forth in the Amended and Restated
                                                    1996 Stock Incentive Compensation Plan

        07/01/98              Section 16.8        Plan amended to include a new Section 16.8
                                Appendix         and the Appendix referred to therein setting
                                                    forth certain provisions applicable to
                                                 optionees who are residents of the state of
                                                                 California.

        08/03/98              Section 4.1         Section 4.1 amended to increase number of           09/30/98
                                                shares of common stock available for issuance
                                                  under the Plan from 1,400,000 to 3,100,000
                                                                    shares

        08/05/98              Restatement        Plan restated, without further amendment, to            N/A
                                of Plan           reflect change of company's name effective
                                                    August 5, 1998, from "ImageX, Inc." to
                                                  "ImageX.com, Inc." and to incorporate the
                                                   prior amendments adopted by the Board on
                                                       July 1, 1998, and August 3, 1998

        04/02/99              Section 4.1         Section 4.1 amended to increase number of            04/7/99
                                                shares of common stock available for issuance
                                                  under the Plan from 3,100,000 to 4,000,000
                                                                    shares

        04/21/99           Restatement of Plan
